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                            SCHEDULE 14A INFORMATION

                                 PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
================================================================================

Filed  by  the  Registrant        [X]

Filed  by  a  Party  other  than  the  Registrant        [ ]

Check  the  appropriate  box:

     [ ]   Preliminary  Proxy  Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]   Definitive  Proxy  Statement
     [ ]   Definitive  Additional  Materials
     [ ]   Soliciting  Material  Under  Rule  14a-12


                         CONSUMERS FINANCIAL CORPORATION
                (Name of registrant as Specified in its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

     [X]  No  fee  required

     [ ]  $125  per  Exchange  Act  Rules  0-11(c)(1)(ii),  14(a)-6(i)(1),
          14(a)-6(i)(2)  or  Item  22(a)(2)  of  Schedule  14A

     [ ]  Fee  computed  on  table below per Exchange Act Rules 14a-6(i)(1)
          and  0-11
          (1)  Title  of  each class of securities to which transaction applies:
          (2)  Aggregate  number  of  securities  to  which transaction applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):. .
          (4)  Proposed  maximum  aggregate  value  of  transaction: . . . . . .
          (5)  Total  fee  paid: . . . . . . . . . . . . . . . . . . . . . . . .

     [ ]  Fee  paid  previously  by  written  preliminary  materials

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          (1)  Amount  Previously  Paid: . . . . . . . . . . . . . . . . . . . .
          (2)  Form,  Schedule  or  Registration  Statement  No.:. . . . . . . .
          (3)  Filing  Party:. . . . . . . . . . . . . . . . . . . . . . . . . .
          (4)  Date  Filed:. . . . . . . . . . . . . . . . . . . . . . . . . . .

                         CONSUMERS FINANCIAL CORPORATION
                             1513 Cedar Cliff Drive
                         Camp Hill, Pennsylvania  17011


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                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JANUARY 9, 2003
================================================================================

Dear Shareholders:

     A Special Meeting of Shareholders of Consumers Financial Corporation, a Pennsylvania corporation (the "Company"), will be held on January 9, 2003 at 10:00 a.m. local time, at 132 Spruce Street, Cedarhurst, New York for the following purposes:

     1. To consider and vote upon a proposal to reinstate the voting rights of the 2,700,000 shares of common stock of the Company owned by CFC Partners, Ltd., a New York corporation, which shares were issued on August 28, 2002.

     2. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

     Only shareholders of record at the close of business on November 25, 2002 (the "Record Date") will be entitled to notice of the Special Meeting or any adjournment or postponement thereof. Only holders of the Company's common stock on the Record Date will be entitled to vote at the Special Meeting or any adjournment or postponement thereof, provided, however, that CFC Partners, Ltd. and the Company's Directors and executive officers will not be entitled to vote 2,700,000 shares of common stock at the Special Meeting.

     Your proxy is important to ensure a quorum at the Special Meeting, even if you hold only a few shares of the Company's common stock. Whether or not you plan to be present, please mark, sign and return promptly the enclosed proxy so that your shares will be represented at the meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.



                                 By Order of the Board of Directors,




                                 SHALOM  S.  MAIDENBAUM
                                 Secretary




Camp Hill, Pennsylvania
December 10, 2002

                         CONSUMERS FINANCIAL CORPORATION
                             1513 CEDAR CLIFF DRIVE
                         CAMP HILL, PENNSYLVANIA  17011


                                 PROXY STATEMENT

                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JANUARY 9, 2003


                                  INTRODUCTION

     This Proxy Statement is being furnished to the shareholders of Consumers Financial Corporation, a Pennsylvania corporation (the "Company"), in connection with the solicitation on behalf of the Company's Board of Directors of proxies to be used at the Special Meeting of Shareholders to be held on January 9, 2003 at 132 Spruce Street, Cedarhurst, New York, at 10:00 a.m. local time, and any adjournment or postponement thereof (the "Special Meeting"). This Proxy Statement, the Notice of Special Meeting and the accompanying proxy card and related materials are first being mailed to the Company's shareholders on or about December 10, 2002.

     At the Special Meeting, holders of common stock (the "Common Stock") of the Company will be asked to consider and vote upon a proposal to reinstate the voting rights of the 2,700,000 shares of Common Stock of the Company owned by CFC Partners, Ltd., a New York corporation ("CFC Partners"), which shares were issued on August 28, 2002. Under Section 2564 of the Pennsylvania Business Corporation Law, as amended (the "PBCL"), the shares issued to CFC Partners, which represent a majority of the total issued and outstanding common shares of the Company, are not entitled to vote on any matters unless and until the voting rights for such shares have been reinstated by the holders of a majority of the outstanding common shares of the Company, excluding the shares owned by CFC Partners and beneficially owned by the Company's Directors and executive officers.

     Holders of the Company's 8 1/2 % Convertible Preferred Stock, Series A (the "Preferred Stock") are not entitled to vote at the Special Meeting since none of the rights and preferences of the holders of the Preferred Stock are to be adversely affected by the proposal to reinstate the voting rights for the shares of Common Stock owned by CFC Partners, and no other preferred stock or other class of shares of the Company will rank ahead of or be on a parity with the Preferred Stock with respect to the payment of dividends or the distribution of assets in liquidation as a result of the reinstatement of these voting rights.

     If the proposal to reinstate the voting rights of the shares of Common Stock owned by CFC Partners is not approved, CFC Partners may ask the Company's Board of Directors to consider liquidating and dissolving the Company, since CFC Partners could not be assured that its future plans for the Company, including merger and acquisition transactions, would be approved, when necessary, by the remaining common shareholders. Because the Company's Directors are also affiliates of CFC Partners, any plan of liquidation and dissolution proposed by CFC Partners would be afforded substantial weight by the Board of Directors. However, any plan of liquidation and dissolution would require prior shareholder approval.

     The Company's principal executive offices are located at 1513 Cedar Cliff Drive, Camp Hill, Pennsylvania 17011. The Company also maintains an office at 132 Spruce Street, Cedarhurst, New York 11516.

     THIS PROPOSAL TO REINSTATE CERTAIN VOTING RIGHTS HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING



          The following information, presented in a question and answer format, is intended to explain to you, as common shareholders of Consumers Financial Corporation, the reasons for the Special Meeting and the procedures for casting your vote at the Special Meeting. This explanation will assist you in deciding whether or not to vote in favor of the proposal to be presented at the Special Meeting. This proposal involves the reinstatement of the voting rights of the common shares now owned by CFC Partners, which shares represent approximately 51.2% of the Company's total issued and outstanding shares of Common Stock. THIS EXPLANATION SERVES ONLY AS AN INTRODUCTION, AND WE URGE YOU TO CAREFULLY READ THE REMAINDER OF THIS PROXY STATEMENT IN ORDER TO FULLY INFORM YOURSELF REGARDING THE DETAILS OF THE PROPOSED REINSTATEMENT OF VOTING RIGHTS. Cross-referenced text refers to sections within this Proxy Statement.

WHEN  AND  WHERE  WILL  THE  SPECIAL  MEETING  BE  HELD?

     The Special Meeting will take place on January 9, 2003 at 10:00 a.m. local time, at 132 Spruce Street, Cedarhurst, New York.

WHO  IS  ELIGIBLE  TO  VOTE?

     All holders of the Company's Common Stock as of the close of business on November 25, 2002 (except for CFC Partners, which owns 2,700,000 shares of the Company's Common Stock, and the Company's Directors and executive officers, who are deemed to also beneficially own such shares) are entitled to vote at the Special Meeting. Under the PBCL, the shares owned by CFC Partners are not entitled to vote on any matters unless and until the voting rights for such shares have been reinstated by the remaining disinterested common shareholders at the Special Meeting.

WHAT  AM  I  BEING  ASKED  TO  VOTE  UPON?

     You are being asked to vote to approve a proposal to reinstate the voting rights of 2,700,000 shares of Common Stock owned by CFC Partners. Such shares represent approximately 51.2% of the Company's issued and outstanding shares of Common Stock. The PBCL contains a provision that generally prevents a person or group that crosses certain thresholds of 20%, 33 1/3% or 50% for the first time from voting those shares, the ownership of which puts that person over the relevant threshold, unless the shareholders first approve the reinstatement of the voting rights of such shares at a meeting of shareholders. Therefore, the purpose of this proxy solicitation is to obtain the requisite shareholder approval to reinstate the voting rights of the 2,700,000 shares owned by CFC Partners. See "Special Factors -- Purpose of the Special Meeting."

HOW  MANY  VOTES  DO  I  HAVE?

     Each share of Common Stock of the Company owned as of November 25, 2002 (excluding the shares owned by CFC Partners and beneficially owned by the Company's Directors and executive officers) entitles the holder thereof to one vote at the Special Meeting.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL TO REINSTATE THE VOTING RIGHTS OF THE SHARES OF COMMON STOCK OWNED BY CFC PARTNERS?

     Under the PBCL, a resolution to reinstate the voting rights of shares must be approved by the affirmative vote of the holders of a majority of the voting power entitled to vote in two separate votes, as follows: (i) the affirmative vote of a majority of the voting power entitled to vote all of the disinterested shares of the Company, and (ii) the affirmative vote of a majority of the voting power entitled to vote all of the voting shares of the Company. For a discussion of the voting power defined in category (i) and the voting power defined in category (ii), please see "Voting and Proxy Information."

WHAT  IF  THE  PROPOSAL  TO  REINSTATE  THE  VOTING  RIGHTS  IS  NOT  APPROVED?

     If the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting (excluding the CFC Partners shares, which includes shares beneficially owned by the Company's Directors and executive officers) do not approve the proposal to reinstate the voting rights of CFC Partners' common shares, CFC Partners may ask the Board of Directors to consider liquidating and dissolving the Company, since CFC Partners could not be assured that its future plans for the Company, including merger and acquisition transactions, would be approved, when necessary, by the remaining common shareholders. In that event, the Company would be required to obtain shareholder approval of any plan of liquidation and dissolution. See "Special Factors -- Future Plans of the Company."

HOW  DO  I  VOTE?

     You  may  cast  your  vote  in  either  of  the  following  ways:

     - by completing the accompanying proxy card and returning it in the enclosed envelope; or

     -    by  appearing  and  voting  in  person  at  the  Special  Meeting.

     If your shares are held in "street name," which means that your shares are held in the name of a bank, broker, or other financial institution instead of in your own name, you must either direct the financial institution as to how to vote your shares or obtain a proxy from the financial institution to vote at the Special Meeting. See "Voting and Proxy Information."

MAY  I  CHANGE  MY  VOTE?

     Yes. You may change your vote by following any of these procedures. If you are a shareholder "of record," meaning that your shares are registered in your name, then in order for you to revoke your proxy, you must either:

     - send another signed proxy card with a later date to the address indicated on the proxy card; or

     - send a letter revoking your proxy to the Company at the address indicated at the bottom of this page of the Proxy Statement; or

     - attend the Special Meeting, notify the Company in writing that you are revoking your proxy, and then vote in person.

     See  "Voting  and  Proxy  Information."

HOW  DO  I  VOTE  IN  PERSON?

     If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot when you arrive. If your shares are held in street name, you must bring an account statement or letter from the brokerage firm or bank showing that you were the beneficial owner of the shares on the Record Date in order to be admitted to the Special Meeting. Furthermore, if you want to vote your shares that are held in street name, you must obtain a "legal proxy" from the holder of record and present it at the Special Meeting. See "Voting and Proxy Information."

WHOM  SHOULD  I  CALL  IF  I  HAVE  ANY  QUESTIONS?

     If you have any questions about the Special Meeting or your ownership of the Company's Common Stock, please contact R. Fredric Zullinger at the following address:

          Consumers  Financial  Corporation
          P.O.  Box  26
          Camp  Hill,  Pennsylvania  17001-0026
          Telephone:  (717)  730-6306

                         SUMMARY OF THE PROXY STATEMENT

     The following is a brief summary of certain information in this Proxy Statement. This summary is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement. SHAREHOLDERS ARE URGED TO READ THE ENTIRE PROXY STATEMENT AND ANY OTHER DOCUMENTS ACCOMPANYING THE PROXY STATEMENT. SOME OF THE TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROXY STATEMENT. Copies of any documents referred to in this Proxy Statement are available for inspection at the Company's principal executive offices at 1513 Cedar Cliff Drive, Camp Hill, Pennsylvania 17011 or at its office at 132 Spruce Street, Cedarhurst, New York 11516.

BRIEF  HISTORY  OF  THE  COMPANY

     The Company was incorporated in Pennsylvania in April 1966 as 20th Century Corporation and adopted its present name in 1980. The Company was an insurance holding company which, until 1997, was a leading provider, through its subsidiaries, of credit life and credit disability insurance in the states of Pennsylvania, Delaware, Maryland, Nebraska, Ohio and Virginia. In connection with its credit insurance operations, the Company also marketed, as an agent, an automobile extended service warranty product. The Company also marketed traditional whole-life, term and annuity business as well as universal life insurance products. Through another subsidiary, the Company also conducted wholesale and retail automobile auctions of used vehicles for automobile dealers, banks and leasing companies. All of the Company's subsidiaries have now either been sold or liquidated and dissolved.

     In 1992, the Company sold all of its traditional insurance business, and, in 1994 and 1997, it sold all of its universal life insurance business. In 1996, the Company sold the business and the related operating assets of its auto auction subsidiary. At a special meeting of shareholders held in March 1998, the Company's preferred and common shareholders approved the sale of the Company's credit insurance and related products business, which was the Company's only remaining business operation. At the special meeting, the shareholders also approved a Plan of Liquidation and Dissolution.

     The Board of Directors later determined that selling the Company for its value as a "public company shell" was a better alternative for the Company's shareholders than the Plan of Liquidation and Dissolution. Accordingly, during 2000 and early 2001, the Company's management had discussions with several investor groups that had indicated an interest in acquiring control of the Company. The Board of Directors ultimately approved an option agreement with CFC Partners, which permitted CFC Partners to acquire 2,700,000 shares of the Company's Common Stock following the completion by the Company of a tender offer to its preferred shareholders. As a result of the issuance of the new shares to CFC Partners, the Board of Directors terminated the Plan of Liquidation and Dissolution. See "Special Factors -- Background of the Proposed Reinstatement of Voting Rights."

THE  SPECIAL  MEETING

     The Special Meeting of the shareholders of the Company will be held at 132 Spruce Street, Cedarhurst, New York, on January 9, 2003 at 10:00 a.m. local time. At the Special Meeting, the holders of the Company's Common Stock, other than CFC Partners and the Company's Directors and executive officers, will be asked to consider and vote upon a proposal to reinstate the voting rights for the 2,700,000 shares of Common Stock owned by CFC Partners. Only holders of record at the close of business on Monday, November 25, 2002 will be entitled to vote at the Special Meeting. Under the PBCL, CFC Partners and the Company's Directors and executive officers are not entitled to vote at the Special Meeting. At the close of business on November 25, 2002, there were 2,576,810 shares of Common Stock outstanding and entitled to vote (excluding the CFC Partners shares, which includes shares beneficially owned by the Company's Directors and executive officers) and approximately 6,500 holders of record (excluding participants in securities positions listings). The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. Under the PBCL, a resolution to reinstate the voting rights of shares must be approved by the affirmative vote of the holders of a majority of the voting power entitled to vote in two separate votes, as follows: (i) the affirmative vote of a majority of the voting power entitled to vote all of the disinterested shares of the Company, and (ii) the affirmative vote of a majority of the voting power entitled to vote all of the voting shares of the Company. For a discussion of the voting power defined in category (i) and the voting power defined in category (ii), please see "Voting and Proxy Information."

BACKGROUND  OF  THE  PROPOSAL  TO  REINSTATE  VOTING  RIGHTS

     As a result of several years of operating losses in its insurance businesses, followed by the Company's inability to complete a major acquisition in late 1995, the Company's Board of Directors decided that the best alternative for both the common and preferred shareholders was to offer to sell the Company to or merge it with a strategic buyer or partner. During 1996, the Company, with the assistance of a financial advisor, solicited potential buyers for its insurance business and for its auto auction business. The Company received three letters of intent for the purchase of the auto auction and, in November 1996, sold that business to one of the bidders for cash of $4.85 million.

     During 1996, the Company also received and reviewed offers for the remaining segments of the Company and an offer for the entire Company which was structured as a stock purchase. After reviewing and analyzing each offer, the Board of Directors determined that the offer to purchase the entire Company was the best offer, since it would provide cash in a single payment to the Company's common shareholders at the closing of the transaction. Accordingly, the Company and the purchaser entered into a merger agreement in October 1996, and in March 1997, the Company's common shareholders approved the merger transaction. However, in July 1997, the Company terminated the merger agreement as a result of the purchaser's inability to provide the cash fund to complete the transaction. The Company then renewed its search for another acquiror, and, in December 1997, the Company entered into an agreement to sell its remaining insurance business.

     At a special meeting of shareholders held in March 1998, the Company's common and preferred shareholders approved the sale of the remaining insurance business and also approved a Plan of Liquidation and Dissolution, pursuant to which the Company would be voluntarily liquidated and dissolved. The sale of the remaining insurance business was completed in May 1998.

     The Plan of Liquidation and Dissolution permitted the Board of Directors to continue to consider other alternatives to liquidating the Company. Because the common shareholders would not receive a distribution under the Plan of Liquidation and Dissolution, and the preferred shareholders would receive less than the full liquidation value of their shares, the Board of Directors determined that selling the Company for its value as a "public company shell" was a better alternative for the common and preferred shareholders than liquidating the Company. Accordingly, in August 2001, the Company sent request for proposal letters to several investor groups that had expressed an interest in acquiring the Company and issued a press release soliciting similar offers. In October 2001, the Board of Directors met to consider three offers which were received, one of which was from CFC Partners. Following its review of each offer, the Board determined that the offer from CFC Partners was the best offer. In February 2002, the Company and CFC Partners entered into an option agreement which permitted CFC Partners to acquire a 51.2% interest in the Company at $.04 per share. The option held by CFC Partners was exercisable within 15 business days following the completion by the Company of a tender offer to the preferred shareholders. The completion of this tender offer was, in turn, dependent on the sale of the Company's remaining insurance subsidiary, since substantially all of the Company's assets were held by the subsidiary and state insurance laws would not permit the withdrawal of those assets.

     In June 2002, the Company completed the sale of the insurance subsidiary. In July 2002, the Board of Directors approved a tender offer to the Company's preferred shareholders at a price of $4.40 per share, and on July 19, 2002, tender offer materials were mailed to the holders of the Preferred Stock. On August 23, 2002, the Company purchased 377,288 shares of Preferred Stock, or 83.4% of the total preferred shares outstanding, from those shareholders who elected to tender their shares.

     On August 28, 2002, the Board of Directors terminated the Plan of Liquidation and Dissolution and authorized the issuance of 2,700,000 shares of Common Stock to CFC Partners. Donald J. Hommel, the president of CFC Partners, was also appointed as a Director of the Company to fill an existing vacancy on the Board. Following such appointment, the Company's officers resigned and the Board elected Mr. Hommel as the Company's President and Chief Executive Officer. In addition, James C. Robertson and John E. Groninger, who had been Directors of the Company for more than 30 years, also resigned.

     On October 17, 2002, the Board of Directors appointed Shalom S. Maidenbaum, Esq. as an additional Director of the Company to fill an existing vacancy on the Board. In addition, the Directors elected Mr. Hommel as the Company's Treasurer and Mr. Maidenbaum as the Company's Vice President and Secretary.

PURPOSE  OF  THE  SPECIAL  MEETING

     At the Special Meeting, the holders of the Company's Common Stock (other than CFC Partners and the Company's Directors and executive officers) will be asked to consider and vote upon a proposal to reinstate the voting rights of the 2,700,000 shares of Common Stock of the Company which were issued to CFC Partners on August 28, 2002. Under Pennsylvania law, the shares of Common Stock owned by CFC Partners are not entitled to vote on any matters unless and until such voting rights are reinstated by the affirmative vote of the majority of the Company's outstanding and disinterested common shares, which excludes the shares owned by CFC Partners and beneficially owned by the Company's Directors and executive officers.

EFFECTS  OF  THE  PROPOSAL  TO  REINSTATE  VOTING  RIGHTS

     If a majority of the Company's outstanding and disinterested shares of Common Stock entitled to vote at the Special Meeting vote to reinstate the voting rights of CFC Partners' 2,700,000 shares, CFC Partners will control 51.2% of the outstanding Common Stock of the Company and will, therefore, control the Company's Board of Directors, its management and its operations.

FUTURE  PLANS  OF  THE  COMPANY

     If a majority of the holders of the Company's Common Stock vote in favor of reinstating the voting rights of the 2,700,000 shares of Common Stock owned by CFC Partners, it is CFC Partners' intention to cause the Board of Directors to pursue strategic alliances with existing businesses, or a merger or combination of existing businesses with the Company. If, for any reason, the voting rights of the shares of Common Stock owned by CFC Partners are not reinstated, CFC Partners may consider proposing to the Board of Directors that the Company be liquidated and dissolved, since CFC Partners could not be assured that its future plans for the Company, including merger and acquisition transactions, would be approved, when necessary, by the remaining common shareholders. Because the Company's Directors are also affiliates of CFC Partners, any plan of liquidation and dissolution proposed by CFC Partners would be afforded substantial weight by the Board of Directors. Any plan of liquidation and dissolution, however, would require prior shareholder approval. In the event of a liquidation, the holders of Common Stock would not receive any distribution because the Company's Preferred Stock has a liquidation value of $10.00 per share, which exceeds the net assets of the Company. See "Special Factors -
Future  Plans  of  the  Company."

INTEREST  OF  CERTAIN  PERSONS  IN  THE  PROPOSAL  TO  REINSTATE  VOTING  RIGHTS

     Each of the Company's current Directors and executive officers is affiliated with CFC Partners. Donald J. Hommel and Shalom S. Maidenbaum, who are the directors and executive officers of the Company, are also the directors, officers and, together with Michael P. Ehrenhaus, the sole shareholders of CFC Partners. Although neither Mr. Hommel, Mr. Maidenbaum nor Mr. Ehrenhaus own any shares of Common Stock directly, each of these individuals may be deemed to be the beneficial owner of the 2,700,000 shares of Common Stock owned by CFC Partners. See "Security Ownership."

     In addition, as of November 8, 2002, James C. Robertson, the former Chairman of the Board, President and Chief Executive Officer of the Company, and John E. Groninger, a former Director, and R. Fredric Zullinger, the former Chief Financial Officer, Secretary and Treasurer of the Company, all of whom resigned from their positions on August 28, 2002, owned 63,775, 57,521 and 29,522 shares of Common Stock, respectively. Each of these persons has indicated his intention to vote his shares in favor of the proposal to reinstate the voting rights of the shares owned by CFC Partners.

     Except as set forth below, none of the current or former Directors and officers named above will receive any benefits as a result of the approval of the reinstatement of the voting rights of the shares of Common Stock owned by CFC Partners other than the potential future benefits that may accrue to all holders of the Company's Common Stock as a result of any future profits earned by the Company. The current Directors and executive officers of the Company will benefit from the reinstatement of voting rights of the shares of Common Stock owned by CFC Partners since such Directors and executive officers are deemed to be the beneficial owners of such shares. Consequently, reinstatement of such voting rights will effectively give the Directors and executive officers voting control of the Company.

                          VOTING AND PROXY INFORMATION

     The record date fixed by the Board of Directors for the determination of shareholders entitled to vote at the Special Meeting is November 25, 2002, at the close of business (the "Record Date"). On the Record Date, the Company had outstanding and entitled to vote at the Special Meeting 2,576,810 shares of Common Stock (excluding the 2,700,000 shares of Common Stock owned by CFC Partners and beneficially owned by the Company's Directors and executive officers, which are not entitled to vote at the Special Meeting). Each share of Common Stock entitles the holder to one (1) vote. As of the Record Date, the Company also had outstanding 75,326 shares of Preferred Stock. Holders of the Preferred Stock are not entitled to vote at the Special Meeting. See "Description of Capital Stock."

     The presence, in person or by proxy, of the holders of a majority of the total number of issued and outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. Furthermore, Section 2564 of the PBCL requires the affirmative vote of a majority of the voting power entitled to vote of (i) all of the disinterested shares of common stock and (ii) all of the voting shares of Common Stock entitled to vote in order to approve the proposal to reinstate the voting rights of the shares of Common Stock owned by CFC Partners.

     To ensure that a majority of the disinterested shares vote on and approve any reinstatement of voting rights of shares held by CFC Partners, the PBCL requires that two separate votes be taken. Under category (i) above, those shares owned by CFC Partners (the shares seeking to obtain reinstatement of voting rights) are prohibited from voting. Therefore, the requisite majority is calculated from the remaining shares otherwise entitled to vote at the Special Meeting. Under category (ii) above, in addition to excluding from the body of shares entitled to vote at the Special Meeting the shares owned by CFC Partners, all shares owned by the executive officers of the Company and Directors who are also employees of the Company are also excluded from the body of shares entitled to vote at the Special Meeting. Therefore, the requisite majority is calculated from the remaining shares otherwise entitled to vote which does not include the shares owned by CFC Partners and any shares owned by executive officers and Directors who are employees of the Company. In this case, each of these votes excludes the same shares from voting on the proposal since none of the Directors and executive officers of the Company own any shares other than those shares deemed to be beneficially owned by them through their affiliation with CFC Partners.

     If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted as specified. Any person executing the proxy may revoke it at anytime prior to its exercise at the Special Meeting, by written notice to the Secretary of the Company. The proxy may also be revoked by delivery of a later dated executed proxy. Mere attendance at the Special Meeting, without such notice, will not revoke the proxy.

     Votes cast by proxy or in person at the Special Meeting will be tabulated by the judges of election appointed for the meeting, who will also determine whether or not a quorum is present. A proxy submitted by a shareholder may indicate that all or a portion of the shares of Common Stock represented by such proxy are not to be voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares (broker non-votes) held in street name on certain matters in the absence of instructions from the beneficial owner of the shares. Broker non-votes and shares voted to abstain are considered shares of stock outstanding and entitled to vote and are counted in determining the number of votes necessary for a majority. A broker non-vote and an abstention, therefore, have the practical effect of voting against approval of the proposal to reinstate the voting rights of the 2,700,000 shares of Common Stock owned by CFC Partners.

     All shares of Common Stock represented at the Special Meeting by proxies in the form accompanying this Proxy Statement which are received prior to or at the Special Meeting will be voted in accordance with the instructions thereon, provided the proxies are properly signed and dated. If no instructions are indicated thereon, the proxies will be voted FOR reinstatement of the voting rights of the shares of Common Stock owned by CFC Partners. The Board of Directors knows of no other matters which are expected to come before the Special Meeting.

     The cost of soliciting proxies pursuant to this Proxy Statement will be borne by the Company. However, CFC Partners has agreed to reimburse the Company for these costs. Although the Company is mailing this Proxy Statement, it may also solicit proxies through its Directors, executive officers or other designees, in person or by telephone, facsimile or other electronic means of communication. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of Common Stock, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                                 SPECIAL FACTORS

BACKGROUND  OF  THE  PROPOSAL  TO  REINSTATE  VOTING  RIGHTS

     As a result of several years of operating losses in its insurance businesses, followed by the Company's inability to complete a major acquisition in late 1995 (because the target company terminated the proposed transaction), the Company's Board of Directors decided that the best alternative for both the common and preferred shareholders was to offer to sell the Company to or merge it with a strategic buyer or partner. Accordingly, on March 11, 1996, the Company announced its plans to explore opportunities to find a strategic buyer or partner.

     The Board engaged Ernst & Young LLP ("E&Y") as its financial advisor to assist in the sale of the Company or its three lines of business (credit insurance and related products, individual life insurance and an auto auction business). The Company determined that it could maximize the consideration received for the sale of the auto auction business if a separate group of potential purchasers was solicited for that business. Accordingly, E&Y and the Company identified more than 45 potential buyers for the Company's insurance operations and approximately 60 potential purchasers for the auto auction business. Of these respective groups, 35 expressed an interest in acquiring all or a portion of the Company's insurance operations and 16 indicated an interest in purchasing the auto auction business. The Company ultimately received three letters of intent for the purchase of the auto auction and, in November 1996, sold that business to one of the bidders, ADESA Corporation, for cash of $4.85 million.

     By late-April 1996, the Company had also received 11 offers to buy the Company or various segments of the Company (not including the auto auction). In May 1996, the Company also received an offer from LaSalle Group, Inc. ("LaSalle") which was structured as a stock purchase. The Company's management reviewed and analyzed each offer and advised the Board of Directors to accept the LaSalle offer as the best offer, since it would provide cash in a single payment to the Company's common shareholders at the closing of the transaction. On October 30, 1996, the Company and LaSalle entered into a merger agreement (the "Merger Agreement"), and, on October 31, 1996, the Company issued a press release publicly announcing the proposed merger.

     At a special meeting of shareholders held on March 25, 1997, the Company's common shareholders approved the merger transaction, which was still subject to insurance regulatory approval. However, on May 15, 1997, LaSalle disclosed to the Company that it was unlikely that its original source of funding for the merger would be available and that it was in the process of securing alternate funding. In response to this disclosure by LaSalle, the Company exercised its right under the Merger Agreement to renew its search for another acquiror to protect the Company in the event LaSalle was unable to complete the merger. The Company contacted several of the companies which had previously submitted bids for the Company's credit insurance operations (the principal business segment remaining) and received viable proposals from three of those companies. On July 25, 1997, the Company terminated the Merger Agreement with LaSalle because, despite continued assurances to the contrary, LaSalle was unable to provide the cash funds necessary to complete the merger transaction. The Board of Directors subsequently reviewed each of the three alternative offers (each of which related to the purchase of the Company's credit insurance operations) and determined that the offer from Life of the South Corporation ("LOTS"), of Jacksonville, Florida, was the best offer available.

     On July 28, 1997, the Company signed a letter of intent with LOTS. Inasmuch as the Board of Directors determined that no other viable alternatives were available to the Company, on November 25, 1997, the Board unanimously voted to approve a Plan of Liquidation and Dissolution (the "Plan of Liquidation") contingent upon the execution of a definitive agreement with LOTS. On December 30, 1997, the Company and LOTS entered into an Asset Purchase Agreement providing for the sale of (i) the Company's inforce block of credit insurance business, (ii) its credit insurance customer accounts and (iii) one of its insurance company subsidiaries.

     At a special meeting of shareholders held on March 24, 1998, the Company's common and preferred shareholders, each voting as a class, approved the sale of the credit insurance operations to LOTS (the "Sale of Assets") and also approved the Plan of Liquidation, pursuant to which the Company would be voluntarily liquidated and dissolved in accordance with the appropriate sections of the PBCL and the Internal Revenue Code. Closing on the Sale of Assets transaction with LOTS took place in May 1998.

     From March 24, 1998 to August 27, 2002, the Company proceeded to complete the Plan of Liquidation. During that period, the following major actions were taken:

     -    All  remaining  real  estate  investments  were  sold.
     -    All  mortgage  loan  investments  were  liquidated.
     -    Ten subsidiary companies were either sold or liquidated and dissolved.
     - A defined benefit pension plan and an employee stock ownership plan were terminated.
     - All of the indemnity reinsurance agreements of the Company's life insurance subsidiary were replaced with assumption and novation agreements.
     -    All  major  litigation  was  settled.
     -    All  but  two  employees  were  terminated.

     In addition, the Company continued to pay all quarterly dividends due to the preferred shareholders. As a result of the payment of these dividends, the payment of ongoing corporate expenses (for salaries, professional fees and other costs) and the required funding of the Company's pension plan, the Company reported to its shareholders in March 2001 that there would not be sufficient assets remaining under the Plan of Liquidation to make any distribution to the Company's common shareholders and that the preferred shareholders would receive less than the $10.00 per share liquidation value of their shares.

     The Plan of Liquidation permitted the Board of Directors to continue to consider other alternatives to liquidating the Company. Because the common shareholders would not receive a distribution under the Plan of Liquidation and the preferred shareholders would receive less than the full liquidation value of their shares, the Board of Directors determined that selling the Company for its value as a "public company shell" was a better alternative for the common shareholders and could also be a better alternative for the preferred shareholders than the Plan of Liquidation. Accordingly, during 2000 and early 2001, the Company's management had numerous discussions with several investor groups that had indicated an interest in acquiring control of the Company. At various times during this period, each of these groups discussed informally their acquisition proposals with the Company.

     While the Board remained committed to pursuing an acquisition transaction which would permit the Company to continue in various new businesses, thereby potentially creating future value for the common shareholders, the Board was also convinced that such a transaction should only be completed following the distribution of substantially all of the Company's remaining net assets to the preferred shareholders. Otherwise, the acquiror of a majority of the outstanding Common Stock could conceivably utilize the Company's remaining assets, which were designated for the preferred shareholders under the Plan of Liquidation, for potentially speculative and highly risky business ventures.

     The Board also recognized that any distribution to the preferred shareholders was not possible unless and until the Company either sold or liquidated and dissolved its only remaining life insurance company subsidiary, Consumers Life Insurance Company ("Consumers Life"), since substantially all of the Company's assets were held by Consumers Life, and Delaware insurance laws would not permit the withdrawal of those assets. The Company had been attempting to sell the subsidiary since 1998 but had been unsuccessful in finding a suitable buyer. Liquidating and dissolving the subsidiary was considered a less attractive alternative to selling it, because the Company would not receive any value for the subsidiary's state insurance licenses if it was liquidated. The Board believed these licenses were worth $250,000 to $500,000. Furthermore, the liquidation alternative was complicated by the fact that, until late 2001, Consumers Life was still a party to several indemnity-type reinsurance agreements, through which it had sold its various blocks of insurance business. Pursuant to the terms of these agreements, Consumers Life remained contingently liable for risks arising from the reinsured policies in the event any of the assuming insurers were unable to meet their obligations under those policies. State insurance laws would not permit the liquidation and dissolution of an insurance company which had contingent insurance exposure of this kind.

     As a result of the Company's inability to sell Consumers Life, coupled with the regulatory impediments to liquidating the subsidiary (because of the reinsurance agreements), the Board of Directors determined in mid-2001 that in order to retain the interest of the various potential investors and to be able to proceed with an acquisition transaction in lieu of the Plan of Liquidation, the potential buyers should be offered an option to acquire a majority interest in the Company, with the option to become exercisable only after the insurance subsidiary was sold or liquidated and the preferred shareholders were given a chance to receive cash for their shares.

     Following its decision to consider granting an option to a prospective purchaser, in August 2001, the Board of Directors authorized the mailing of request for proposal ("RFP") letters to three investor groups that had expressed an interest in acquiring the Company. The RFP's outlined the terms upon which the Company would be evaluating the proposals and described the option concept that all bidders would have to incorporate into their proposals.

     On August 9, 2001, the Company publicly announced that it was seeking acquisition proposals and that any such acquisition transaction would take place only after a tender offer to the Company's preferred shareholders had been completed. As a result of its public announcement that it was seeking proposals from prospective buyers, the Company received several calls from brokers and other advisors who expressed an interest on behalf of clients in submitting a proposal. The Company sent RFP's to each of these parties. From August to October 2001, the Company had discussions with several bidders who had submitted offers to acquire the Company in order to clarify certain aspects of their offers. Discussions also took place with other potential bidders, primarily to encourage the submission of an offer.

     On October 20, 2001, the Board of Directors met to consider and act upon the three offers which had been received. Notwithstanding the requirement by the Board that no acquisition transaction could be completed until a tender offer to the preferred shareholders had taken place, one of the offers was conditioned on retaining the preferred shareholders' equity in the Company. Another offer did not provide sufficient information as to future plans for the Company.

     The third offer was from a New York-based investor group, which later formed a corporation named CFC Partners, Ltd. for the purpose of acquiring the Company. The offer from CFC Partners was considered the best offer in that it contemplated a tender offer to the preferred shareholders prior to the exercise of an option to acquire a majority interest in the Company's Common Stock, and it described and provided information regarding future plans for the Company. In its proposal, CFC Partners offered to acquire approximately 51.2% of the outstanding Common Stock of the Company, through the issuance of 2,700,000 new shares, for $.04 per share, which was about equal to the market price of the Common Stock at that time.

     Based on the Board's assessment that an acquisition of the Company by CFC Partners had a greater chance of creating future value for the Company's common shareholders than either of the other two offers which were received, and because the CFC Partners offer provided for a tender offer to the Company's preferred shareholders prior to CFC Partners' purchase of the Common Stock, the Board of Directors selected CFC Partners as the potential acquiror of 51.2% of the Company's Common Stock, subject to the negotiation of an acceptable option agreement between the parties.

     On February 13, 2002, the Company and CFC Partners entered into an option agreement (the "Option Agreement") which permitted CFC Partners to acquire a 51.2% interest in the Company at $.04 per share through the issuance of 2,700,000 authorized but unissued shares of Common Stock. CFC Partners deposited the $108,000 purchase price for the shares into an escrow account held by the Company. The Option Agreement provided that the option was exercisable 15 business days following the completion by the Company of a cash tender offer to the preferred shareholders.

     On January 31, 2002, the Company entered into a stock purchase agreement to sell Consumers Life to Black Diamond Insurance Group, Inc., a Delaware corporation ("Black Diamond"). As indicated above, either the sale or liquidation of Consumers Life was essential to moving forward with the Board's plan to offer cash to the preferred shareholders in exchange for their shares prior to the acquisition of the Company by CFC Partners. On February 21, 2002, Black Diamond filed a request for approval of its purchase of Consumers Life with the Delaware Insurance Department.

     At a meeting of the Board of Directors held on March 15, 2002, the Board authorized management to proceed with the preparation of the preferred stock tender offer documents, pending the expected completion of the sale of Consumers Life. The Board reiterated at that time its desire to provide the preferred shareholders with the choice of receiving cash in exchange for their shares or remaining as preferred shareholders of the Company, which would be operated and managed by CFC Partners if the option to acquire the Common Stock of the Company was exercised.

     On June 5, 2002, the Delaware Insurance Department approved the sale of Consumers Life to Black Diamond, and on June 19, 2002, the sale was completed. As a result, all of the assets previously held by Consumers Life, plus $250,000 in cash that Black Diamond paid for the subsidiary's state insurance licenses, became the direct assets of the Company.

     On June 27, 2002, the Board of Directors met to review management's initial computation of the proposed tender offer price. Following its analysis, the Board asked management to review certain assumptions and computations used in developing the proposed tender offer price and, if necessary, to revise the per share calculation. As a result, management revised its estimate of the net expenses that would be paid by the Company prior to the completion of the tender offer and thereafter. Management also settled an outstanding claim for commissions due to the Company. The net effect of these revisions was to adjust the offer price from $4.00 to $4.40 per share. On July 16, 2002, the Board met to review management's revised calculation and, following such review, approved the tender offer to be made by the Company to its preferred shareholders at a price of $4.40 per share.

     On July 19, 2002, the tender offer materials were mailed to the holders of the Preferred Stock. The tender offer expired on August 16, 2002. The Company had reserved $1,991,502 in cash in the event all shares of the Preferred Stock were tendered. On August 23, 2002, the Company purchased 377,288 shares of the Preferred Stock, or 83.4% of the total preferred shares outstanding, from those shareholders who tendered their shares. The 75,326 shares of Preferred Stock which were not tendered remain outstanding with all of the same rights and preferences. The Company deposited the remaining $331,434 of the cash reserve not used in the tender offer (representing the tender offer price of $4.40 multiplied by the 75,326 preferred shares not tendered) into a bank trust account for the benefit of the remaining preferred shareholders. The funds in this account may only be withdrawn by the Company to pay dividends or make other distributions to the preferred shareholders. See "Description of Capital Stock
-  8 1/2%  Preferred  Stock,  Series  A."

     On August 27, 2002, CFC Partners notified the Company of its intent to exercise its option to acquire 2,700,000 shares of the Company's Common Stock. On August 28, 2002, the Company's Board of Directors met to approve the termination of the Plan of Liquidation, to authorize the issuance of the 2,700,000 shares of Common Stock to CFC Partners and to approve management's recommendation to appoint three individuals who were satisfactory to CFC Partners to fill existing vacancies on the Board of Directors. At the August 28 meeting, Donald J. Hommel, the President of CFC Partners, was also appointed as a Director of the Company to fill an existing vacancy on the Board. Following such appointment, James C. Robertson, who served as the Company's President and Chief Executive Officer, and R. Fredric Zullinger, the Company's Senior Vice President, Chief Financial Officer, Secretary and Treasurer, both resigned, and the Board elected Mr. Hommel as the Company's President and Chief Executive Officer. In addition, Mr. Robertson and John E. Groninger, who had been Directors of the Company for more than 30 years, also resigned. Pursuant to the Board approval received on August 28, the Company issued 2,700,000 shares of Common Stock to CFC Partners for an aggregate purchase price of $108,000, or $.04 per share. CFC Partners paid the purchase price in cash without the use of outside financing.

     On October 17, 2002, the Board of Directors appointed Shalom S. Maidenbaum, Esq. as an additional Director of the Company to fill an existing vacancy on the Board. In addition, the Directors elected Mr. Hommel as the Company's Treasurer and Mr. Maidenbaum as the Company's Vice President and Secretary.

PURPOSE  OF  THE  SPECIAL  MEETING

     At the Special Meeting, the holders of the Company's Common Stock (other than CFC Partners and the Company's Directors and executive officers) will be asked to consider and vote upon a proposal to reinstate the voting rights of the 2,700,000 shares of Common Stock of the Company which were issued to CFC Partners on August 28, 2002. Pursuant to Section 2564 of the PBCL, the shares of Common Stock owned by CFC Partners, and beneficially owned by the Company's Directors and executive officers, are not entitled to vote on any matters unless and until such voting rights are reinstated by the affirmative vote of the majority of the outstanding common shares, excluding the shares owned by CFC Partners and beneficially owned by the Company's Directors and executive officers.

EFFECTS  OF  THE  PROPOSAL  TO  REINSTATE  VOTING  RIGHTS

     If the proposal to reinstate the voting rights of CFC Partners' 2,700,000 shares receives the requisite shareholder approval, CFC Partners will control 51.2% of the outstanding Common Stock of the Company and will, therefore, control the Company's Board of Directors, its management and its operations. Further, CFC Partners will have sufficient voting power of the Common Stock to control the vote on any matter which requires majority approval of the Common Stock.

FUTURE  PLANS  OF  THE  COMPANY

     If the voting rights of the 2,700,000 shares of Common Stock owned by CFC Partners are reinstated, it is CFC Partners' intention to pursue strategic alliances, as well as a merger or combination of existing businesses with the Company. In connection with strategic alliances, the Company will initially focus on partnering with companies specializing in construction management and real estate development. In furtherance of its plans for the construction management business, CFC Partners is planning to establish, through the Company or a to-be-formed subsidiary of the Company, a dealer network for the sale of residential and commercial conservatories manufactured by Hampton Conservatories, a United Kingdom company ("Hampton"). In addition, CFC Partners intends to pursue a future partnership arrangement with Hampton for the manufacture and distribution of Hampton's conservatory products throughout the United States. CFC Partners also intends to expand the construction management business into other market segments, including providing services to the Company's planned real estate development business.

     With respect to the real estate development business, which would be operated through a to-be-formed subsidiary of the Company, CFC Partners initially intends to acquire residential apartment and commercial office buildings in the states of Illinois and New York. These properties would be upgraded as necessary to enhance their value and, where possible, converted into either co-op or condominium units. This plan would be expanded to other metropolitan locations in the future. CFC Partners believes that values for residential apartment units in particular will continue to increase because of stricter zoning regulations and a general lack of available land for new construction.

     The Company's current management has significant experience in the construction and real estate industries. The Company's success in either business, however, will depend on its ability to attract the capital necessary to carry out its plans.

     At this time, the Company has not identified a particular company with which to pursue a merger or business combination. Upon approving a plan of merger, business combination or any other fundamental transaction, the Board of Directors would submit such plan to the shareholders for a vote if required by applicable laws and regulations.

     If, for any reason, the voting rights of the shares of Common Stock owned by CFC Partners are not reinstated, the Board of Directors may have to consider liquidating and dissolving the Company, since CFC Partners could not be assured that its future plans for the Company, including merger and acquisition transactions, would be approved, when necessary, by the remaining common shareholders. Because the Company's Directors are also affiliates of CFC Partners, any plan of liquidation and dissolution proposed by CFC Partners would be afforded substantial weight by the Board of Directors. In the exercise of their fiduciary duty to the Company's shareholders, a plan of liquidation and dissolution would only be approved if the Board deemed that such a plan would be in the best interests of the shareholders and no other viable options existed for the Company to continue as an ongoing business or to otherwise enhance or preserve shareholder value.

     In the event of a liquidation, the holders of Common Stock would not receive any distribution because the Company's Preferred Stock has a liquidation value of $10.00 per share, which exceeds the net assets of the Company. Any plan of liquidation and dissolution, however, would require prior shareholder approval. The liquidation value of the Preferred Stock at September 30, 2002 (based on the Company's net assets as of that date) was approximately $590,000, or $7.83 per outstanding share of Preferred Stock. In the event the Company is liquidated, management estimates that the holders of the Preferred Stock would receive approximately $375,000, or $4.98 per share.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL TO REINSTATE VOTING RIGHTS

     Each of the Company's current Directors and officers is affiliated with CFC Partners. Donald J. Hommel and Shalom S. Maidenbaum, who are the directors and officers of the Company are also the directors, officers and, together with Michael P. Ehrenhaus, the sole shareholders of CFC Partners. Although neither Mr. Hommel, Mr. Maidenbaum nor Mr. Ehrenhaus own any shares of Common Stock directly, each of these individuals may be deemed to be the beneficial owner of the 2,700,000 shares of Common Stock owned by CFC Partners. See "Security Ownership."

     In addition, as of November 8, 2002, James C. Robertson, the former Chairman of the Board, President and Chief Executive Officer of the Company, and John E. Groninger, a former Director, and R. Fredric Zullinger, the former Chief Financial Officer, Secretary and Treasurer of the Company, all of whom resigned from their positions on August 28, 2002, owned 63,775, 57,521 and 29,522 shares of Common Stock, respectively. From August 28 through November 8, 2002, Mr. Robertson has sold 36,000 shares of Common Stock through open market transactions. Each of the above individuals has indicated his intention to vote his shares in favor of the proposal to reinstate the voting rights of the shares owned by CFC Partners.

     Except as set forth below, none of the former Directors and officers named above will receive any benefits as a result of the approval of the reinstatement of the voting rights of the shares of Common Stock owned by CFC Partners other than the potential future benefits that may accrue to all holders of the Company's Common Stock as a result of any future profits earned by the Company. The current Directors and executive officers of the Company will benefit from the reinstatement of voting rights of the shares of Common Stock owned by CFC Partners since such Directors and executive officers are deemed to be the beneficial owners of such shares. Consequently, the reinstatement of such voting rights will effectively give the Directors and executive officers voting control of the Company.


                   COMPARATIVE MARKET PRICE DATA AND DIVIDENDS

     The Company's Common Stock is traded on the NASD OTC Bulletin Board under the symbol "CFIN." The OTC Bulletin Board is operated by The NASDAQ Stock Market, Inc. The following table presents high, low and closing bid price information for the quarters indicated, as reported by the OTC Market Report (Pink Sheets LLC), a provider of historical stock price data for all companies traded on the OTC market. Such quotations reflect inter-dealer prices, without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.

2000:                                HIGH    LOW   CLOSE
First Quarter. . . . . . . . . . .   $0.10  $0.07  $ 0.07

Second Quarter . . . . . . . . . .   $0.15  $0.05  $ 0.14

Third Quarter. . . . . . . . . . .   $0.14  $0.08  $ 0.08

Fourth Quarter . . . . . . . . . .   $0.08  $0.02  $ 0.02


2001:                                HIGH   LOW    CLOSE

First Quarter. . . . . . . . . . .   $0.02  $0.01  $ 0.01

Second Quarter . . . . . . . . . .   $0.01  $0.01  $ 0.01

Third Quarter. . . . . . . . . . .   $0.10  $0.01  $ 0.08

Fourth Quarter . . . . . . . . . .   $0.08  $0.04  $ 0.04


                                       13

2002:                                HIGH   LOW    CLOSE

First Quarter. . . . . . . . . . .   $0.09  $0.03  $ 0.07

Second Quarter . . . . . . . . . .  $0.22  $0.07  $ 0.10

Third Quarter. . . . . . . . . . .   $0.28  $0.09  $ 0.20

Fourth Quarter (through November 8)  $0.65  $0.15  $ 0.40

     There were 6,500 holders of record (plus approximately 1,200 nonrecord beneficial owners) of the Company's Common Stock as of November 8, 2002. The first number includes stockholders of record who hold stock for the benefit of others. As of November 8, 2002, the most recent sale of shares of Common Stock, as reported on the OTC Bulletin Board, occurred on November 6, 2002 at a price of $0.55 per share.

     The Company has not paid cash dividends on its Common Stock since 1994. Dividends on both the Common Stock and Preferred Stock are declared by the Board of Directors. Cash dividends on the Common Stock had been paid for 14 consecutive years through 1994 in amounts ranging from $.05 to $.14 per share. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the Preferred Stock, must comply with the provisions of the PBCL and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. See "Description of Capital Stock - Common Stock." Dividends on the Preferred Stock are paid quarterly on the first day of January, April, July and October. The annual cash dividend on the Preferred Stock is $.85 per share.


                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of the following:

COMMON  STOCK

     As of the Record Date, there were 10,000,000 authorized shares of Common Stock with a stated value of $.01 per share, of which 5,276,810 shares were issued and outstanding (including 2,700,000 issued to CFC Partners). The holders of the Common Stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders and have the right of cumulative voting in connection with the election of directors. The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefor, but only if all dividends on the Preferred Stock have been paid in accordance with the terms of such Preferred Stock and there exists no deficiency in the sinking fund for the Preferred Stock.

8 1/2 %  CONVERTIBLE  PREFERRED  STOCK,  SERIES  A

     As of the Record Date, there were 632,500 authorized shares of Preferred Stock, of which 75,326 shares were issued and outstanding. The Preferred Stock has a liquidation preference of $10.00 per share and is convertible at any time, unless previously redeemed, into shares of Common Stock at the rate of 1.482 shares of Common Stock for each share of Preferred Stock (equivalent to a conversion price of $6.75). The Preferred Stock is currently redeemable at the option of the Company at $10.00 per share. The terms of the Preferred Stock require the Company to make annual payments to a sinking fund. Such payments were to have commenced on July 1, 1998. The Preferred Stock terms also provide that any purchases of Preferred Stock by the Company will reduce the sinking fund requirements by an amount equal to the redemption value ($10.00 per share) of the shares acquired. As a result of the Company's purchases of Preferred Stock in the open market and in the tender offer completed on August 23, 2002, no sinking fund payment for the Preferred Stock is due until July 1, 2006. Following the completion of the tender offer, the Company deposited $331,434 into a bank trust account for the benefit of the holders of the Preferred Stock who did not tender their shares of Preferred Stock (the "Trust Account for Preferred Shareholders"). See "Background of the Proposed Reinstatement of Voting Rights."

     Annual dividends at the rate of $.85 per share are cumulative from the date of original issue and are payable quarterly on the first day of January, April, July and October. If at any time the Company is in arrears as to the preferred dividends or sinking fund appropriations for the Preferred Stock, dividends to the holders of the Common Stock, as well as redemptions and acquisitions by the Company of shares of Common Stock, are restricted. If the Company is in default in an aggregate amount equal to four quarterly preferred dividends, the holders of Preferred Stock are entitled to elect two additional board members to the then existing Board of Directors while such arrearage exists. As of the Record Date, there were no arrearages with respect to dividend payments or sinking fund payments on the Preferred Stock. The Company is required to use the funds deposited into the Trust Account for Preferred Shareholders to pay dividends due on the Preferred Stock and for other distributions to the remaining preferred shareholders.

     Except in certain limited circumstances, the holders of Preferred Stock have no voting rights; however, they can vote as a single class when the Company attempts to (i) sell, transfer or dispose of all or substantially all of the property, business or assets of the Company or participate in a statutory share exchange whereby the Preferred Stock or the Common Stock is converted into other securities or property or in a consolidation or merger of the Company with any corporation, provided, however, that this restriction shall not prevent any such statutory share exchange, consolidation or merger or require such separate class vote if none of the preferences or other rights of the holders of the Preferred Stock shall be adversely affected thereby, and if the corporation resulting from or surviving any such statutory share exchange, consolidation or merger shall not have authorized or outstanding, after such transaction, any preferred stock or other class of shares ranking prior to or on a parity with the Preferred Stock with respect to the payment of dividends or the distribution of assets in liquidation; or (ii) amend the Articles of Incorporation or By-Laws of the Company so as to affect adversely any of the preferences or other rights of the holders of the Preferred Stock; or (iii) authorize any additional series of preferred stock, any class of stock ranking prior to the Preferred Stock with respect to either the payment of dividends or the distribution of assets in liquidation or any securities convertible into preferred stock or any such shares ranking prior thereto.

     Since none of the preferences or other rights of the holders of Preferred Stock are to be adversely affected by the reinstatement of voting rights of the shares of Common Stock owned by CFC Partners, and no other preferred stock or other class of shares of the Company will rank ahead of or be on a parity with the Preferred Stock with respect to the payment of dividends or the distribution of assets in liquidation as a result of the reinstatement of the voting rights of the shares of Common Stock owned by CFC Partners, no vote, written consent or affirmation of such reinstatement of voting rights is required from the holders of the Preferred Stock.

                              SECURITY OWNERSHIP

     The following table sets forth, as of November 8, 2002, the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares.

                                             AMOUNT AND
                                             NATURE OF
                                             BENEFICIAL   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP       CLASS
------------------------------------------  ------------  -----------
Principal Shareholders:
  CFC Partners, Ltd.
  132 Spruce Street
  Cedarhurst, New York  11516               2,700,000(1)     51.17%

  Stephen J. Burns
  3922 Wrexham Court
  Bensalem, Pennsylvania  19020               323,000         6.12%

  Michael P. Ehrenhaus, M.D.
  132 Spruce Street
  Cedarhurst, New York  11516                       0(1)       ---

Directors and Executive Officers:
  Donald J. Hommel(2)
  132 Spruce Street
  Cedarhurst, New York  11516                       0(1)       ---

  Shalom S. Maidenbaum, Esq.(2)
  132 Spruce Street
  Cedarhurst, New York  11516                       0(1)       ---


All Directors and Executive Officers as a
Group (2 persons)                                   0(1)       ---

     (1) Mr. Hommel, Mr. Maidenbaum and Dr. Ehrenhaus each own one-third of the outstanding common stock of CFC Partners. These individuals may each be deemed to be beneficial owners of the 2,700,000 shares pursuant to Rule 13d-3 of the Securities and Exchange Act of 1934, as amended. These individuals have shared voting and investment power with respect to the 2,700,000 shares of Common Stock.

     (2) Mr. Hommel and Mr. Maidenbaum are also deemed to be principal shareholders due to their beneficial ownership of the 2,700,000 shares owned by CFC Partners.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in our proxy statement for the 2003 Annual Meeting of Shareholders must be received by the Company by December 19, 2002. Each proposal must comply with the requirements as to form and substance established by the Securities and Exchange Commission (the "Commission") for such a proposal to be included in the proxy statement and form of proxy. The Commission has established rules as to the shareholder proposals corporations must include in a proxy statement for an annual meeting.

     In addition, the proxy solicited by the Board of Directors for the 2003 Annual Meeting of Shareholders will confer discretionary authority on the agents named on the proxy card to vote on any shareholder proposal presented at the meeting (rather than included in our proxy statement), unless we are provided with notice of the proposal no later than March 4, 2003. The persons named as proxies intend to vote or not vote in accordance with the recommendation of our management and our Board.


                              AVAILABLE INFORMATION

     The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (800) SEC-0330 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at "http://www.sec.gov."


                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

     - The Company's Annual Report on Form 10-K for the year ended December 31, 2001
     - The Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2002
     -    The  Company's  Current  Report on Form 8-K filed on September 4, 2002

     Any document incorporated herein by reference can be obtained by contacting the Commission as described above under "Available Information" or by contacting the Company by mail at 1513 Cedar Cliff Drive, Camp Hill, Pennsylvania 17011, by telephone at (717) 730-6306 or by facsimile at (717) 761-9473. The Company will provide the documents incorporated by reference without charge upon such written or oral request.


                                 OTHER BUSINESS

     The management of the Company knows of no matter other than the approval of the proposal to reinstate the voting rights of the 2,700,000 shares of Common Stock owned by CFC Partners that is to be brought before the Special Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

     The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.


                                              SHALOM  S.  MAIDENBAUM,  Secretary

December  10,  2002

                         CONSUMERS FINANCIAL CORPORATION

                         SPECIAL MEETING OF SHAREHOLDERS





     NAME
     ADDRESS
     ADDRESS
     ADDRESS








 PLEASE VOTE YOUR SHARES, SIGN AND RETURN THE BOTTOM PORTION OF THIS PROXY CARD.
                        A POSTPAID ENVELOPE IS ENCLOSED.

                                    TEAR HERE
--------------------------------------------------------------------------------

                         CONSUMERS FINANCIAL CORPORATION
                                      PROXY
                         SPECIAL MEETING OF SHAREHOLDERS

The undersigned shareholder(s) of Consumers Financial Corporation, a Pennsylvania corporation, hereby appoints Shalom S. Maidenbaum, Esq. as the undersigned's proxy, with full power of substitution, to vote all shares of Consumers Financial Corporation Common Stock which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on Thursday, January 9, 2003 at 10:00 a.m. local time at 132 Spruce Street, Cedarhurst, New York, and at any adjournment or postponement thereof.

     NAME                                 A/C  NUMBER.           00000000
     ADDRESS                              NUMBER  OF  SHARES     0000
     ADDRESS                              SS  NUMBER             000-00-0000

     THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

Every properly signed and dated Proxy will be voted in accordance with the specifications made thereon. If not otherwise specified, an executed and dated Proxy will be voted FOR the proposal to reinstate the voting rights of the 2,700,000 shares of the Company's Common Stock owned by CFC Partners, Ltd. In addition, such Proxies are authorized to vote upon such other business as may properly come before the Special Meeting and at any adjournment or postponement thereof.

(1) To consider and vote upon the proposal to reinstate the voting rights of the 2,700,000 shares of Common Stock of the Company owned by CFC Partners, Ltd., a New York corporation, which shares were issued on August 28, 2002.

                     FOR  [ ]        AGAINST [ ]         ABSTAIN [ ]

(2) To consider and vote upon the proposal to vote in favor of postponement or adjournment for the solicitation of additional proxies, if necessary.

                     FOR  [ ]        AGAINST [ ]         ABSTAIN [ ]

(3) To transact such other non-substantive business as may properly come before the Special Meeting and any adjournment or postponement thereof.

SIGNATURE(S)  _____________________________/____________________________________
DATED  _______________________, 200__

Please sign exactly as your name(s) appears hereon. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If a corporation, sign the full corporate name by an authorized officer. If a partnership, sign in partnership name by an authorized person. If shares are owned jointly, each owner should sign.

PLEASE SIGN, DATE AND RETURN THIS PORTION PROMPTLY, USING THE ENCLOSED ENVELOPE.